Exhibit 11

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Statement of Computation of Earnings Per Share
For the three months ended July 31, 1996 and 1997 and the nine months ended July 31, 1996 and 1997 (unaudited)

                                        Three Months Ended             Nine Months Ended
                                             July 31,                      July 31,
                                   --------------------------    --------------------------
                                       1996          1997            1996          1997
                                   -----------    -----------    -----------    -----------
                                          (unaudited)                   (unaudited)
Primary:
     Net income (loss)             $  (608,760)   $(1,522,280)   $(1,119,625)   $(2,086,813)
                                   ===========    ===========    ===========    ===========

     Common stock outstanding        6,497,664      8,766,719      6,497,664      7,482,247
     Common stock equivalents        1,173,400             --      1,173,400        567,231
                                   -----------    -----------    -----------    -----------
     Total                           7,671,064      8,766,719      7,671,064      8,049,478
                                   ===========    ===========    ===========    ===========

     Net income (loss) per share   $      (.08)   $      (.17)   $      (.15)   $      (.26)
                                   ===========    ===========    ===========    ===========

Fully diluted:
     Net income (loss)             $  (608,760)   $(1,522,280)   $(1,119,625)   $(2,086,813)
                                   ===========    ===========    ===========    ===========

     Common stock outstanding        6,497,664      8,766,719      6,497,664      7,482,247
     Common stock equivalents        1,173,400             --      1,173,400        574,896
                                   -----------    -----------    -----------    -----------
     Total                           7,671,064      8,766,719      7,671,064      8,057,143
                                   ===========    ===========    ===========    ===========

     Net income (loss) per share   $      (.08)   $      (.17)   $      (.15)   $      (.26)
                                   ===========    ===========    ===========    ===========